AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                            APPLIED NANOSCIENCE INC.,
                              a Nevada corporation;


                          APPLIED ACQUISITION SUB, INC.
                            a Nevada corporation; and


                      EMERGENCY FILTRATION PRODUCTS, INC.,
                              a Nevada corporation



                            Dated as of July 14, 2008


















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                                TABLE OF CONTENTS


                                                                            Page


SECTION 1. DESCRIPTION OF TRANSACTION

        1.1       Merger of the Company into Merger Sub
        1.2       Effect of the Merger
        1.3       Closing; Effective Time
        1.4       Certificate of Incorporation and Bylaws; Directors and
                  Officers
        1.5       Conversion of Securities
        1.6       Stock Options
        1.7       Closing of the Company's Transfer Books
        1.8       Exchange of Certificates
        1.9       Tax Consequences
        1.10      Further Action

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        2.1       Due Organization; Etc
        2.2       Certificate of Incorporation and Bylaws
        2.3       Capitalization, Etc
        2.4       SEC Filings; Financial Statements
        2.5       Absence of Changes
        2.6       Title to Assets
        2.7       Receivables; Customers
        2.8       Real Property; Equipment; Leasehold
        2.9       Intellectual Property; Privacy
        2.10      Contracts
        2.11      Sale of Products; Performance of Services
        2.12      Liabilities
        2.13      Compliance with Legal Requirements
        2.14      Certain Business Practices
        2.15      Governmental Authorizations
        2.16      Tax Matters
        2.17      Employee and Labor


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        2.18      Insurance
        2.19      Transactions with Affiliates
        2.20      Legal Proceedings; Orders
        2.21 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement
        2.22      No Existing Discussions
        2.23      Vote Required
        2.24      Non-Contravention; Consents
        2.25      Financial Advisor
        2.26      Full Disclosure

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        3.1       Due Organization; Subsidiaries; Etc.
        3.2       Certificate of Incorporation and Bylaws
        3.3       Capitalization, Etc.
        3.4       Financial Statements
        3.5       Absence of Certain Changes or Events
        3.6       Title to Assets
        3.7       Proprietary Assets
        3.8       Contracts
        3.9       Compliance with Legal Requirements
        3.10      Certain Business Practices
        3.11      Governmental Authorizations
        3.12      Tax Matters
        3.13      Legal Proceedings; Orders
        3.14      Authority; Binding Nature of Agreement
        3.15      Non-Contravention; Consents
        3.16      Full Disclosure
        3.17      Valid Issuance
        3.18      Employee and Labor Matters; Benefit Plans

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND PARENT

        4.1       Access and Investigation
        4.2        Operation of the Company's and Parent's Business
        4.3       No Solicitation


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SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

        5.1       Registration Statement; Joint Proxy Statement
        5.2       Company Stockholders' Meeting
        5.3       Parent Stockholders' Meeting
        5.4       Regulatory Approvals
        5.5       Indemnification of Officers and Directors
        5.6       Additional Agreements
        5.7       Disclosure
        5.8       Affiliate Agreements
        5.9       Letter of the Company's Accountants
        5.10      Resignation of Officers and Directors
        5.11      Listing
        5.12      Board of Directors.
        5.13      Fundraising Prior to Closing
        5.14      Mutual Consent for Equity Issuances


SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        6.1       Accuracy of Representations
        6.2       Performance of Covenants
        6.3       Effectiveness of Registration Statement
        6.4       Stockholder Approval
        6.5       Consents
        6.6       Agreements and Documents
        6.7       Employees
        6.8       Listing
        6.9       No Restraints
        6.10      No Governmental Litigation
        6.11      No Other Litigation
        6.12      Dissenters' Rights
        6.13      Tax Filings


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SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        7.1       Accuracy of Representations
        7.2       Performance of Covenants
        7.3       Effectiveness of Registration Statement
        7.4       Stockholder Approval
        7.5       Documents
        7.6       No Restraints

SECTION 8.           TERMINATION

        8.1       Termination
        8.2       Effect of Termination

SECTION 9. MISCELLANEOUS PROVISIONS

        9.1       Fees and Expenses
        9.2       Amendment and Waiver
        9.3       No Survival of Representations and Warranties
        9.4       Entire Agreement; Counterparts
        9.5       Applicable Law; Jurisdiction
        9.6       Disclosure Schedule
        9.7       Attorneys' Fees
        9.8       Assignability
        9.9       Notices
        9.10      Cooperation
        9.11      Severability
        9.12      Construction










 EXHIBITS

Exhibit A         Certain Definitions
Exhibit B         Directors and Officers of Surviving Corporation
Exhibit C         Form of Affiliate Agreement


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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 14, 2008, by and among: APPLIED NANOSCIENCE INC., a Nevada corporation ("Parent"); APPLIED ACQUISITION SUB, INC., a Nevada corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and EMERGENCY FILTRATION PRODUCTS, INC., a Nevada corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

A. Parent, Merger Sub and the Company intend to effect a merger of the Company into Merger Sub in accordance with this Agreement and the Nevada General Corporation Law (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and Merger Sub shall be the surviving corporation and a wholly owned subsidiary of Parent.

B. The respective boards of directors of Parent, Merger Sub and the Company have approved this binding Agreement and approved the Merger on the terms incorporated herein.

                                    AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

                      SECTION 1. DESCRIPTION OF TRANSACTION

1.1 Merger of the Company into Merger Sub. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Merger Sub will continue as the surviving corporation in the Merger (the "Surviving Corporation").

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Nevada General Corporation Law (the "NGCL")

1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ronald J. Stauber, Inc. 1880 Century Park East, Suite 300, Los Angeles, California, at 10:00 a.m. on a date to be designated by the parties (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the NGCL shall be duly executed by Merger Sub and concurrently with or as soon as practicable following the Closing delivered to the Secretary of State of the State of Nevada for filing. The Merger shall become effective upon the filing of such certificate of merger with the Secretary of State of the State of Nevada (the "Effective Time").


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1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless
otherwise determined by Parent prior to the Effective Time:

          (a) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time;

          (b) the Bylaws of the Surviving Corporation shall be the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Parent immediately after the Effective Time shall be the respective individuals set forth on EXHIBIT B.

1.5 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub or the Company:

          (a) Excluded Shares. Each Company Share owned by the Company, by Parent or Merger Sub, immediately prior to the Effective Time (collectively, the "Excluded Shares") shall be canceled and extinguished and no payment or distribution shall be made with respect thereto.

          (b) Merger Consideration. Subject to the further provisions of this
Section 1.5, each share of Company Common Stock, other than Excluded Shares issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive for each share of Company Common Stock 0.77 shares of Parent Common Stock subject to adjustment as provided in Section 1.5(c) and (ii) a warrant to acquire 0.3850 shares of the Parent Common Stock, subject to adjustment as provided in Section 1.5(c). The consideration payable pursuant to this Section 1.5(b) is referred to herein collectively as the "Merger Consideration." The 0.77 Parent Common Stock and the warrant to acquire
0.3850 Parent Common Stock is referred to herein collectively as the "Stock Consideration." The warrant option granted as part of the Stock Consideration shall be exercisable for a three year term, at an exercise price of $0.50 during year one, $0.75 during year two and $1.00 during year three. .

           (c) Further Adjustments. If, between the date of this Agreement and the Effective Time, the shares of Parent Common Stock or Company Common Stock outstanding shall have changed, by reason of any reclassification, subdivision, recapitalization, stock split (including reverse stock split) or stock dividend (each an "Adjustment Event"), then the amount or form of any portion of the Merger Consideration that would otherwise be payable in shares of Parent Common Stock or in respect of shares of Company Common Stock and other definitions and provisions of this Agreement dependent thereon, shall be equitably adjusted to give effect to such event.

           (d) No Fractional Shares. No fractional shares of Parent Common Stock shall be issued pursuant to this Agreement. In lieu of fractional shares, each shareholder who would otherwise have been entitled to a fraction of a share of Parent Common Stock hereunder (after aggregating all fractional shares to be received by such shareholder), shall receive rounded up, one whole share of Parent Common Stock. Each warrant exercise price shall be adjusted to reflect the round up to the next whole share of Parent Common Stock.


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


         (e) Merger Sub Capital Stock. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue to be outstanding following, and shall be unaffected by, the Merger.

         (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Parent shall not be obligated to deliver any Merger Consideration to any shareholder of Parent or the Company with respect to any shares of Company Common Stock outstanding immediately prior to the Effective Time that are held by a shareholder who is eligible to demand and perfect dissenters' rights in accordance with Sections 302A.471 and 302A.473 of the NGCL and who has not effectively withdrawn or lost such holder's right to such appraisal (each, a "Dissenting Share").

         (g)  Dissenting Rights.

                  (i) Dissenting Shares shall not be converted into the right to receive the applicable Merger Consideration as provided herein, unless and until such holder fails to perfect or withdraws or otherwise loses his right to dissent under Sections 92A.300 to 92A.500 of the NGCL, but the holder thereof shall only be entitled to such rights as are granted by the NGCL and, from and after the Effective Time, shall not be entitled to vote or to exercise any other rights of a shareholder of the Company OR Parent except if expressly provided by the NGCL.

                  (ii) Each holder of Dissenting Shares who becomes entitled to payment therefor pursuant to the NGCL shall receive such payment from the Parent in accordance with the NGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to dissent, such holder's Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the applicable Merger Consideration, if any, to which such holder is entitled, without interest or dividends thereon.

                  (iii) The Company shall give Parent prompt written notice of any notices of intent to demand payment received by the Company, withdrawals of such demands, and any other instrument served pursuant to the NGCL and received by Company. Parent shall be entitled to direct all negotiations and proceedings with respect to demands for appraisal under the NGCL.

1.6  Stock Options.

          (a) Subject to Section 1.6(b), at the Effective Time, each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the terms of the stock option agreement by which it is evidenced. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (as defined below), rounding to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Option Exchange Ratio and


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rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 1.6(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

          (b) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 1.6 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 1.6.

1.7  Closing of the Company's Transfer Books.  At the Effective Time:

          (a) All shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company; and

          (b) The stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Certificate") is presented to the Exchange Agent (as defined in Section 1.8) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.8.

1.8  Exchange of Certificates.

          (a) Prior to the time of the mailing of the Joint Proxy Statement/Prospectus to holders of record of shares of Company Common Stock entitled to vote at the Company Shareholders Meeting, Parent shall appoint its transfer agent to act as the exchange agent in the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1. The shares of Parent Common Stock so deposited with the Exchange Agent, together with dividends or distributions, if any, received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent), and
(ii) instructions for use in effecting the surrender of Company Stock


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Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 and (2) the Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Certificate.

            (c) Notwithstanding anything to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Certificate to any Person who may be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company until such Person shall have delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 5.8.

          (d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

         (e) Any portion of the Exchange Fund that remains undistributed to holders of Certificates as of the date 60 days after the date on which the Merger becomes effective shall be delivered to Parent (or Parent's transfer agent) upon demand, and any holders of Certificates who have not theretofore surrendered their Certificates in accordance with this Section 1.8 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, and any dividends or distributions with respect to Parent Common Stock.

          (f) Each of the Exchange Agent and Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (g) The Parent shall not be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent


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Common Stock (or dividends or distributions with respect thereto delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.9 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

            SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows:

2.1  Due Organization; Etc.

           (a) The Company's is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Contracts by which it is bound.

          (b) The Company has no Subsidiaries. The Company has not agreed or is not obligated to make, or is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. The Company's has not at any time been a general partner of, or is not or has not at any time otherwise been liable for any of the debts or obligations of, any general partnership, limited partnership or other Entity.

          (c) The Company's is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

2.2 Certificate of Incorporation and Bylaws. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the Company including all amendments thereto.

2.3  Capitalization, Etc.

          (a) The authorized capital stock of the Company consists of: fifty million shares of Company Common Stock, of which 47,514,658 shares have been issued and are outstanding as of May 31, 2008. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held by any of the other Company's. As to the capital stock


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of the Company: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company's is not under any obligation, or is not bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

          (b) As of the date of this Agreement: (i) 1,100,000 shares of Company Common Stock are reserved for future issuance pursuant to warrants and/or options granted and outstanding and reserved for future issuance pursuant to warrants and/or options granted and outstanding outside any other written stock option plan. (Warrants to purchase shares of Company Common Stock, whether granted by the Company pursuant to the Company's stock option plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted are referred to in this Agreement as "Company Options.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any)or agreement pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company has delivered to Parent accurate and complete copies of all warrant or option plans pursuant to which the Company has ever granted stock options (other than any stock or warrant option plans pursuant to which (A) no options are presently outstanding; and (B) no options may be granted in the future), and the forms of all stock option agreements evidencing such options.

          (c) Company has no: (i) outstanding subscription, option, call or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Company's is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a reasonable basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Company.

         (d) All outstanding capital stock, options and other securities of the Company's have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.


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2.4  SEC Filings; Financial Statements.

          (a) The Company has delivered or otherwise made available to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since September 22, 1999, and all amendments thereto (the "Company SEC Documents"). Other than as described in Part 2.4 (a) of the Company Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments that were not or will not be, individually or in the aggregate, material in amount), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

2.5  Absence of Changes.  Between June 30, 2007 and the date of this Agreement:

          (a) There has not been any undisclosed Material Adverse Effect on the Company, and to the Knowledge of the Company, no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Company;

          (b) There has not been any undisclosed material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Company (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

          (c) The Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) re-purchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) Other than the issuances disclosed to date, the Company has not sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise


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of outstanding Company Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b)(i) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) The Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under (other than such acceleration as may be effective upon the Closing), (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) There has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of the Company, and the Company has not effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) The Company has not received any written Acquisition Proposal or held substantive discussions regarding any Acquisition Proposal;

          (h) The Company has not formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

          (i) The Company has not made any undisclosed capital expenditure which, when added to all other capital expenditures made on behalf of the Company between June 30, 2007 and the date of this Agreement, exceeds $5,000 in the aggregate;

          (j) Except in the ordinary course of business and consistent with past practices, the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

          (k) The Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) intentionally waived or relinquished any material right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (l) Other than as disclosed, the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness, other than write-offs of accounts receivable not individually in excess of $1,000 or in the aggregate in excess of $5,000 per month;

          (m) The Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of or Encumbrances on immaterial assets made or arising in the ordinary course of business and consistent with past practices and Permitted Encumbrances;

          (n) The Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money, in either the case of (i) or
(ii), in excess of $1,000;

          (o) The Company has not (i) adopted, established or entered into any Company Employee Plan or any Company Employee Agreement, (ii) caused or permitted any Company Employee Plan to be amended in any material respect, or
(iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

          (p) The Company has not changed any of its methods of accounting or accounting practices in any material respect;

          (q) The Company has not made any material Tax election;

          (r) Other than as disclosed, the Company has not commenced or settled any Legal Proceeding, other than in connection with routine customer collections matters individually not in excess of $2,500;

          (s) The Company has not entered into any undisclosed material transaction that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company;

          (t) The Company has not entered into any material transaction outside the ordinary course of business; and

          (u) The Company has agreed or committed to take all of the actions referred to in clauses "(c)" through "(t)" above.

2.6 Title to Assets. The Company owns, and has good and valid title to, all assets purported to be owned by it, including: (i) all assets reflected on the Company's Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Company as being owned by the Company. All of said assets are owned by the Company free and clear of any Encumbrances, except for Permitted Encumbrances.

2.7 Receivables; Customers.

          (a) All existing accounts receivable of the Company (including those accounts receivable reflected on the Company Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 2007, and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) and, to the Company's Knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $1,000 in the aggregate).

          (b) Part 2.7(b) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by the Company to any employee, director, consultant or independent contractor, other than routine travel advances made to employees in the ordinary course of business.

2.8 Real Property; Equipment; Leasehold. All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Company in the manner in which such business is currently being conducted. The Company does not own any real property or any interest in real property. Part 2.8 of the Company Disclosure Schedule contains an accurate and complete list of all the Company's real property leases.

2.9  Intellectual Property; Privacy.

          (a) Products and Services. Part 2.9(a) of the Company Disclosure Schedule accurately identifies and describes each Company Product currently being designed, developed to the point of a marketing requirements document, prototype, or preliminary version, manufactured, marketed, distributed, provided, licensed, or sold by any of the Company.

          (b) Registered IP. Part 2.9(b) of the Company Disclosure Schedule accurately identifies: (a) each item of Registered IP in which the Company's has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (b) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (c) any other Person that to the Knowledge of the Company has an ownership interest in such item of Registered IP and the nature of such ownership interest. There is no material correspondence with any Governmental Body related to any Registered IP received or sent by the Company after such item of Registered IP has been registered or filed.

           (c) Royalty Obligations. Except for royalty obligations to Parent, the Company has provided to Parent a complete and accurate schedule of all other royalties, fees, commissions, and other amounts paid within six (6) months prior to the date hereof to any other Person (other than sales commissions paid to employees according to the Company's' standard commissions plan) upon or for the manufacture, sale, or distribution of any Company Product.

 2.10  Contracts.

          (a) Part 2.10 of the Company Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":
                  (i) any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which any of the Company's is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; or
(C) pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $1,500 to any current or former employee or director;

                  (ii) any Contract that provides for indemnification of any officer, director, employee or agent;

                  (iii) any Contract imposing any restriction on the right or ability of Company (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor,
(D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                  (iv) any Contract (other than Contracts evidencing Company Options) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing any of the Company's with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                  (v) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation;

                  (vi) any Contract relating to any currency hedging;

                  (vii) any Contract (A) imposing any confidentiality obligation on the Company or any other Person, or (B) containing "standstill" or similar provisions;

                  (viii) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Company and any contractor or subcontractor to any Governmental Body);

                  (ix) any Contract requiring that any of the Company's give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                  (x) any Contract which form has been provided to Parent and is listed in Section 2.9(d) or 2.9(f), without material deviation from such form, that has a term of more than 90 days and that may not be terminated by an Company (without penalty) within 90 days after the delivery of a termination notice by such Company;

                  (xi) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $2,500 in the aggregate, or contemplates or involves the performance of services having a value in excess of $10,000 in the aggregate;

                  (xii) any Contract that could reasonably be expected to have a material effect on (A) the business, condition, capitalization, assets, liabilities, operations or financial performance of any of the Company's, or (B) the ability of the Company to perform any of its obligations, or to consummate any of the transactions contemplated by, this Agreement; and

                  (xiii) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Company.

The Company has delivered to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract.

          (b) Each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) Except as set forth in Part 2.10(c) of the Company Disclosure
Schedule: (i) the Company has not violated or breached, or committed any default under, any Company Contract, except for violations, breaches and defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on the Company; and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Company Contract, (D) give any Person the right to accelerate the maturity or performance of any Company Contract, or (E) give any Person the right to cancel, terminate or modify any Company Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and could not reasonably be expected to have a Material Adverse Effect on the Company; and (iii) since January 1, 2004, the Company has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

2.11  Sale of Products; Performance of Services.

          (a) Each Company product, or other asset designed, developed to the point of a marketing requirements document, prototype, or alpha version, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by the Company's to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable express warranty or other Contract and with all applicable Legal Requirements; and

2.12 Liabilities. The Company has not any accrued, contingent or other liabilities of any nature, either matured or unmatured that would be material to the business, results of operations or financial condition of the Company except for: (a) liabilities identified as such in the Company Unaudited Interim Balance Sheet or the notes thereto; (b) liabilities that have been incurred by the Company's since June 30, 2007 in the ordinary course of business and consistent with past practices;(c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities incurred on or after the date of this Agreement in compliance with Section 4.2 hereof.

2.13 Compliance with Legal Requirements. The Company has complied in all material respects with all applicable Legal Requirements. The Company's has not received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.14 Certain Business Practices. The Company has not, nor to the Knowledge of the Company has any director, officer, agent or employee of any of the Company's
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

2.15 Governmental Authorizations. The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. The Company is in substantial compliance with the terms and requirements of such Governmental Authorizations. The Company's has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization, other than notices or other communications received by any Non-Operating Subsidiary prior to the time that such entity was a Subsidiary of the Company There is no Governmental Body has at any time challenged in writing the right of the Company's to design, manufacture, offer or sell any of its products or services.

2.16  Tax Matters.

          (a) The Company has filed all Tax Returns that it was required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all respects and have been prepared in substantial compliance with all applicable Legal Requirements. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Company's.

         (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No Proceedings are pending or being conducted with respect to the Company. The Company's has not received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Body against any of the Company's.

          (d) Part 2.16(d) of the Company Disclosure Schedule lists all Tax Returns filed with respect to the Company's for taxable periods ended on or after December 31, 2002 and indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject to audit. The Company has delivered to Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company's filed or received since January 1, 2002.

          (e) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) The Company has not filed a consent under section 341(f) of the Code concerning collapsible corporations. The Company's is not a party to any Contract that has resulted or would reasonable be expected to result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of section 280G of the Code (or any corresponding provisions of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of section 162(m) of the Code (or any corresponding provisions of state, local or foreign Tax law). The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. The Company has not participated in, and is not currently participating in, any transaction that was or is a "listed transaction" or "reportable transaction" within the meaning of Treasury Regulation 1.6011-4(b) or similar transaction under any corresponding or similar Legal Requirement. The Company is not a party to any Contract nor does it have any obligations (current or contingent) to compensate any Person for excise Taxes payable pursuant to
Section 4999 of the Code. The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company has (A) not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) no Liability for the Taxes of any Person under regulation 1.1502-6 of the Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (g) The unpaid Taxes of the Company (A) did not, as of the date of the Unaudited Interim Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Interim Balance Sheet, and (B) does not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company's in filing its Tax Returns. Since the date of the Unaudited Interim Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.

          (h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion there) ending after the Closing Date as a result of any: (A) change in method of accounting for taxable period ending on or prior to the Closing Date;
(B) "closing agreement" as described in section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under section 1502 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

          (i) The Company's has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by section 355 or section 361 of the Code.

2.17 Employee and Labor Matters.

          (a) Part 2.17(a) of the Company Disclosure Schedule accurately sets forth, with respect to each employee of the Company's (including any employee of the Company who is on a leave of absence or on layoff status):

                  (i) the name of such employee, and the date as of which the employee was originally hired by such Company;

                  (ii) such employee's title, and a description of such employee's duties and responsibilities;

                  (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit-sharing payments and other payments or benefits of any type) received by such employee from the Company with respect to services performed in 2006;

                  (iv) such employee's annualized compensation as of the date of this Agreement;

                  (v) each Company Employee Plan in which such employee participates or is eligible to participate; and

                  (vi) any Governmental Authorization that is held by such employee and that relates to or is useful in connection with the businesses of the Company.

          (b) Part 2.17(b) of the Company Disclosure Schedule accurately identifies each former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with any of the Company's; and Part 2.17(b) of the Company Disclosure Schedule accurately describes such benefits.

          (c) The employment of the Company's' employees is terminable by the applicable Company at will. The Company has delivered to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of each of the Company's.

          (d) To the Knowledge of the Company's:

                  (i) no employee at the level of Director of the Company intends to terminate his employment with the Company; and

                  (ii) no employee of the Company is a party to nor is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have a material adverse effect on the performance by the employee of any of his duties or responsibilities as an employee of such Company or a Material Adverse Effect on the Company.

          (e) Part 2.17(e) of the Company Disclosure Schedule accurately sets forth, with respect to each independent contractor of the Company who is a natural person and currently performing services the Company:

                  (i) the name of such independent contractor and the date as of which such independent contractor was originally hired by such Company;

                  (ii) a description of such independent contractor duties and responsibilities;

                  (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the Company with respect to services performed in 2006 and 2007;

                  (iv) the terms of compensation of such independent contractor; and

          (f) any Governmental Authorization that is held by such independent contractor and that relates to or is useful in connection with the businesses of the Company.

          (g) Except as set forth in Part 2.17(g) of the Company Disclosure Schedule, the Company is not a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract and the Company's is not under any duty to bargain with any labor organization.

          (h) To the Knowledge of the Company, there has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company's or any of its employees. There is not now pending, and to the Knowledge of the Company's, no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

          (i) None of the current or to the Knowledge of the Company's former independent contractors of the Company could be reclassified as an employee. There are no, and to the Knowledge of the Company, at no time have there been, any independent contractors who have provided services to the Company or any Company Affiliate for a period of six consecutive months or longer. The Company's has never had any temporary or leased employees. No independent contractor of the Company is eligible to participate in any Company Employee Plan.

          (j) The Company has delivered to Parent an accurate and complete list as of the date hereof of each Company Employee Plan and each Company Employee Agreement. The Company does not intend nor has it committed to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

2.18 Insurance. The Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Company's. Each of such insurance policies is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Company's.

2.19 Transactions with Affiliates. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, between the date of the Company's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.19 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

2.20  Legal Proceedings; Orders.

          (a) As of the date of this Agreement there is no pending Legal Proceeding, and to the Knowledge of the Company no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or the assets owned or used by any of the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) There is no material order, writ, injunction, judgment or decree to which the Company or any of the assets owned or used by the Company is subject. To the Knowledge of the Company's, no officer or key employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company.

2.21 Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, (c) unanimously recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's shareholders at the Company Shareholders' Meeting (as defined in Section 5.2), and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

2.22 No Existing Discussions. Neither, the Company or any Representative of the Company, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

2.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Shareholders' Meeting (the "Required Company Shareholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

2.24 Non-Contravention; Consents. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company, nor (2) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of the Company, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Company;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Company or that otherwise relates to the business of the Company or to the assets owned or used by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that constitutes a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Company Contract, (iii) accelerate the maturity or performance of any such Company Contract, or (iv) cancel, terminate or modify any term of such Company Contract;

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company); or

Except as may be required by the Exchange Act, the NGCL, and the NASD Bylaws (as they may relate to the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus), the Company, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company, or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement.

2.25 Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Company's.

2.26 Full Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of the Company or the stockholders of Parent or at the time of the Company Shareholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The portions of the Joint Proxy Statement/Prospectus prepared by the Company will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

       SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization; Subsidiaries; Etc. (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted;
(b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound.

Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification. As of the date of this Agreement, Parent has no Subsidiaries, except for Merger Sub; and neither the Parent owns any capital stock of, or any equity interest of any nature in, any other Entity. As of the date of this Agreement, neither Parent nor Merge Sub has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Neither Parent nor Merge Sub is the general partner of any general partnership, limited partnership or other Entity.

3.2 Certificate of Incorporation and Bylaws. Parent has delivered to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the Parent and Merger Sub, including all amendments thereto.

3.3  Capitalization, Etc.

          (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock. As of June 30, 2008, 24,315,569 shares of Parent Common Stock were issued and outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. The authorized capital stock of Merger Sub consists of:
10,000 shares of Merger Sub Common Stock, of which 100 shares have been issued, all to Parent, and are outstanding as of the date of this Agreement. Parent does not hold any shares of its capital stock in its treasury. As of the date of this Agreement, neither Parent nor Merger Sub is under any obligation, or is bound by any Contract pursuant to which it may become obligated to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

          (b) As of June 30, 2008, 9,325,067 shares of Parent Common Stock are reserved for future issuance pursuant to warrant options previously granted and outstanding . . Other than such warrant options and except as set forth in Part
3.3 of the Parent Disclosure Schedule, as of the date of this Agreement there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of Parent Common Stock; (ii) outstanding security, instrument or obligation that by its terms is or may become convertible into or exchangeable for any shares of Parent or Common Stock.

          (c) As of the date of this Agreement, there is an open offering of 2,887,957shares of Parent Common Stock pursuant to Regulation D with warrant options for an additional 2,887,957 shares of Common Stock. (Warrants to purchase shares of Parent Common Stock (whether granted by the Parent pursuant to the Parent's stock option plans, assumed by the Parent in connection with any merger, acquisition or similar transaction or otherwise issued or granted) are also referred to in this Agreement as "Parent Options.")

          (d) All outstanding capital stock and options of Parent and Merger Sub were issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.

3.4  Financial Statements.

           (a) Parent has delivered or made available to the Company its consolidated financial statements as of June 30, 2007. The financial statements (including any related notes) (i) comply as to form in all material respects with the published rules and regulations of the SEC as though applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as in the case of unaudited statements that unaudited financial statements may not contain footnotes and were or are subject to normal and recurring year-end audit adjustments that were not and will not be, individually or in the aggregate, material in amount); and (iii) fairly present the consolidated financial position of Parent as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby.

3.5 Absence of Certain Changes or Events. Between June 30, 2007 and the date of this Agreement:

          (a) There has not been any event that has had a Material Adverse Effect on Parent and Merger Sub and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could and Merger Sub, taken as a whole, could reasonably be expected to have a Material Adverse Effect on Parent and Merger Sub;

          (b) There has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of Parent or Merger Sub (whether or not covered by insurance) that has had a Material Adverse Effect on Parent;

          (c) Neither Parent or Merger Sub has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities (other than in connection with the termination of employment or engagement);

          (d) Parent has not effected or been a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or any merger, consolidation, share exchange, or business combination;

          (e) Parent has not received any written offer, proposal, inquiry or indication of interest or held substantive discussions regarding any Parent Acquisition Transaction;

          (f) Neither Parent or Merger Sub has acquired any equity interest or other interest in any other Entity;

          (g) Parent or any of its Subsidiaries has agreed or committed to take any of the actions referred to in clauses "(c)" through "(f)" above.

3.6 Title to Assets. Parent owns, and have good and valid title to, all assets purported to be owned by it, including: (i) all assets reflected on the Parent Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Parent Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of Parent and Merge Sub as being owned by Parent or any of Merge Sub. All of said assets are owned by Parent free and clear of any Encumbrances, except for Permitted Encumbrances.

3.7  Proprietary Assets.

          (a) The Parent has disclosed all information pending from any Government Body relating to the Property Assets. Parent has good and valid title to all of the Intellectual Property owned by Parent that are material to the business of the Parent ("Parent Proprietary Assets"), free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable,
(ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent, and (iii) nonexclusive licenses entered into in the ordinary course of business.

          (b) To the Knowledge of Parent: (i) all patents, trademarks, service marks and copyrights held by Parent are valid, enforceable and subsisting; (ii) none of the Parent Proprietary Assets and no Intellectual Property that is currently being developed by Parent (either by itself or with any other Person) infringes, misappropriates or conflicts with any Intellectual Property owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by Parent are believed to be infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property owned or used by any other Person, and, except as set forth in Part 3.7(b) of the Parent Disclosure Schedule, Parent has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Intellectual Property owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Intellectual Property owned or used by any other Person infringes or conflicts with, any material Parent Proprietary Asset.

          (c) The Parent Proprietary Assets, together with any Intellectual Property currently being licensed to Parent by third parties, constitute all the Intellectual Property necessary to enable Parent to conduct its business in the manner in which such business is being conducted.

3.8 Contracts. Parent (i) has not violated or breached, or committed any default under, any material Contract to which Parent is a party, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent; and, to the Knowledge of Parent, no other Person has violated or breached, or committed any default under, any material Contract to which Parent is a party, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent; (ii) to the Knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any material Contract to which Parent is a party, (B) give any Person the right to declare a default or exercise any remedy under any material Contract to which Parent is a party, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any material Contract to which Parent is a party, (D) give any Person the right to accelerate the maturity or performance of any material Contract to which Parent is a party, or give any Person the right to cancel, terminate or modify any material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent; and (iii) Parent has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

3.9 Compliance with Legal Requirements. Parent is in compliance in all material respects with all applicable Legal Requirements. Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

3.10 Certain Business Practices. Neither Parent nor any director, officer, agent or employee of Parent has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

3.11 Governmental Authorizations. Parent holds all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which such business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Parent is in substantial compliance with the terms and requirements of such Governmental Authorizations. Parent has not received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization. No Governmental Body has at any time challenged in writing the right of Parent or any of its Subsidiaries to design, manufacture, offer or sell any of its products or services.

3.12  Tax Matters.

          (a) Each of the Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in substantial compliance with all applicable Legal Requirements. All amounts due and owning on or before the Closing Date have been or will be paid on or before the Closing Date. No claim has ever been made by an authority in a jurisdiction where the Parent does not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction. Except as set forth in Part 3.12(a) of the Parent Disclosure Schedules, there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Parent.

          (b) The Parent Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date thereof in accordance with generally accepted accounting principles. Parent will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of the Parent Unaudited Interim Balance Sheet through the Closing Date.

          (c) Parent has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) No director or officer (or employee responsible for Tax matters) of any of Parent expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No Proceedings are pending or being conducted with respect to Parent. Except as set forth in Part 3.12(d) of the Parent Disclosure Schedules, Parent has not received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Body against Parent.

          (e) Parent has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (f) Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). Parent has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (g) It is the present intention of Parent to continue at least one significant historic business line of the Company or to use at least a significant portion of the Acquire Corporation's historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d).

3.13  Legal Proceedings; Orders.

          (a) As of the date of this Agreement, there is no pending Legal Proceeding, and (to the Knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of its

Subsidiaries or any of the assets owned or used by Parent or any of its Subsidiaries; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of Parent, as of the date of this Agreement, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

          (b) There is no material order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the best of the Knowledge of Parent, no officer or key employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

3.14 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of the respective boards of directors of Parent and Merger Sub. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.15 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Merger Sub of the Merger will (a) contravene, conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub or of any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent; (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject; (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract to which Parent is a party, or give any Person the right to declare a default or exercise any remedy under any such Contract to which Parent is a party; or (d) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the NGCL, and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Joint Proxy Statement), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement by Parent or Merger Sub or the consummation by Merger Sub of the Merger.

3.16 Full Disclosure. None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the shareholders of the Company or the stockholders of Parent or at the time of the Company Shareholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

3.17 Valid Issuance. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

3.18  Employee and Labor Matters.

          (a) Parent is not a party to or bound by, and the Parent has never been a party to or bound by, any union contract, collective bargaining agreement or similar Contract.

          (b) To the Knowledge of Parent, there is not now pending, and to the Knowledge of Parent, no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

          (c) Part 3.22(c) of the Parent Disclosure Schedule contains an accurate and complete list as of the date hereof of each Parent Employee Plan.

          (d) Parent has delivered or otherwise made available to the Company:
(i) correct and complete copies of all documents setting forth the terms of each Parent Employee Plan including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan; (iii) if the Parent Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Parent Employee Plan assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Parent Employee Plan; (v) all material written Contracts relating to each Parent Employee Plan, including administrative service agreements and group insurance contracts; (vi) all currently effective written materials provided to any Parent Employee relating to any Parent Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in material liability to Parent or any of its Subsidiaries.

          (e) The Parent, has performed all obligations required to be performed by it under the Parent Employee Plan and is not in default or violation of, and Parent does not have Knowledge of any default or violation by any other party to, the terms of any Parent Employee Plan, and each Parent Employee Plan has been established and maintained substantially in accordance with its terms and in substantial compliance with all applicable Legal Requirements, including ERISA and the Code. Each of Parent and its Subsidiaries and Parent Affiliates have made all contributions and other payments required by and due under the terms of each Parent Employee Plan.

             SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND PARENT

4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company and the Parent shall, and shall cause the respective Representatives of the Company and Parent to: (i) provide the other's Representatives with reasonable access to its Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to its business and operations; and (ii) provide the other's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the business, and with such additional financial, operating and other data and information regarding the business as may reasonably be requested. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company and the Parent shall promptly provide the other with copies of: (A) all material operating and financial reports prepared for senior management, including (1) copies of the unaudited monthly consolidated balance sheets and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (2) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for senior management; (B) any written materials or communications sent to its shareholders; (C) any material notice, document or other communication sent by any party to any third party contract or sent to either Company or Parent by any third party contract (other than any communication that relates solely to routine commercial transactions such as those sent in the ordinary course of business and consistent with past practices); (D) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and (E) any material notice, report or other document received by either Company or Parent from any Governmental Body.

4.2  Operation of the Company's Business.

          (a) During the Pre-Closing Period: (i) the Company shall ensure that the Company conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts; (ii) the Company shall use all reasonable efforts to ensure that the Company preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Company; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.19; (iii) the Company shall (to the extent requested by Parent) cause the Company's' officers to report regularly to Parent concerning the status of the Company's business.

          (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent):

                  (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                  (ii) sell, issue, grant or authorize the issuance or grant of
        (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement or as a relocation bonus to Company Employees.

                  (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                  (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

                  (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                  (vi) make any capital expenditure (except that the Company's may make capital expenditures that, when added to all other capital expenditures made on behalf of the Company's during the Pre-Closing Period, do not exceed $5,000 in the aggregate);

                  (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than with respect to a Material Contract that is (a) an existing Material Contract not specifically identified on the Company Disclosure Schedule as a result of being grouped and categorically identified in Part 2.10 of the Company Disclosure Schedule with other Material Contracts or (b) a Material Contract entered into after the date of this Agreement that is described by any categorical disclosure in Part 2.10 of the Company Disclosure Schedule;

                  (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the

        Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                  (ix) lend money to any Person, or incur or guarantee any indebtedness;

                  (x) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Company (A) may make routine, reasonable salary increases in connection with the Company's customary employee review process, and (B) may pay customary bonus payments and profit sharing payments consistent with past practices payable in accordance with existing bonus and profit sharing plans referred to in Part 2.17(a) of the Company Disclosure Schedule);

                  (xi) hire any new employee at the level of director or above or with an annual base salary in excess of $25,000, promote any employee except in order to fill a position vacated after the date of this Agreement, or engage any consultant or independent contractor for a period exceeding 30 days;

                  (xii) change any of its pricing policies (it being recognized that moving existing customers from an older pricing policy or terms of service shall not be considered a change in policy), product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

                  (xiii) make any Tax election;

                  (xiv) commence or settle any Legal Proceeding;

                  (xv) enter into any material transaction outside the ordinary course of business or inconsistent with past practices; or

                  (xvi) agree or commit to take any of the actions described in clauses "(i)" through "(xv)" of this Section 4.2(b).

          (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of the discovery by the Company of: (i) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Company's. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

          (d) The Company shall meet all of its filing obligations with respect to, and shall complete all filings of Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, Schedule O, Organization or Reorganization of Foreign Corporation, and Acquisitions and Dispositions of its Stock, and TD F 90-22.1, Report of Foreign Bank and Financial Accounts (collectively the "Tax Filings") on or prior to the Closing Date, and in any case prior to any date that would cause any of the Company's to incur any increased penalties or risk thereof.

4.3  Operation of the Parent's Business.

          (a) During the Pre-Closing Period: (i) the Parent shall ensure that the Parent conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Parent Contracts that constitute Material Contracts; (ii) the Parent shall use all reasonable efforts to ensure that the Parent preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Parent; (iii) the Parent shall keep in full force all insurance policies referred to in Section 2.19; (iii) the Parent shall (to the extent requested by Company) cause the Parent's' officers to report regularly to Company concerning the status of the Parent's business.

          (b) During the Pre-Closing Period, the Parent shall not (without the prior written consent of Company):

                  (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                  (ii) sell, issue, grant or authorize the issuance or grant of
        (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Parent may issue Parent Common Stock upon the valid exercise of Parent Options outstanding as of the date of this Agreement or as a relocation bonus to Parent Employees.

                  (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Parent's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                  (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

                  (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                  (vi) make any capital expenditure (except that the Parent's may make capital expenditures that, when added to all other capital expenditures made on behalf of the Parent's during the Pre-Closing Period, do not exceed $5,000 in the aggregate);

                  (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than with respect to a Material Contract that is (a) an existing Material Contract not specifically identified on the Parent Disclosure Schedule as a result of being grouped and categorically identified in Part 2.10 of the Parent Disclosure Schedule with other Material Contracts or (b) a Material Contract entered into after the date of this Agreement that is described by any categorical disclosure in Part 2.10 of the Parent Disclosure Schedule;

                  (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Parent in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                  (ix) lend money to any Person, or incur or guarantee any indebtedness;

                  (x) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Parent (A) may make routine, reasonable salary increases in connection with the Parent's customary employee review process, and (B) may pay customary bonus payments and profit sharing payments consistent with past practices payable in accordance with existing bonus and profit sharing plans referred to in Part 2.17(a) of the Parent Disclosure Schedule);

                  (xi) hire any new employee at the level of director or above or with an annual base salary in excess of $25,000, promote any employee except in order to fill a position vacated after the date of this Agreement, or engage any consultant or independent contractor for a period exceeding 30 days;

                  (xii) change any of its pricing policies (it being recognized that moving existing customers from an older pricing policy or terms of service shall not be considered a change in policy), product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

                  (xiii) make any Tax election;

                  (xiv) commence or settle any Legal Proceeding;

                  (xv) enter into any material transaction outside the ordinary course of business or inconsistent with past practices; or

                  (xvi) agree or commit to take any of the actions described in clauses "(i)" through "(xv)" of this Section 4.2(b).

          (c) During the Pre-Closing Period, the Parent shall promptly notify Company in writing of the discovery by the Parent of: (i) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Parent. Without limiting the generality of the foregoing, the Parent shall promptly advise Company in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Parent's. No notification given to Company pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Parent contained in this Agreement.

          (d) The Parent shall meet all of its filing obligations with respect to, and shall complete all filings of Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, Schedule O, Organization or Reorganization of Foreign Corporation, and Acquisitions and Dispositions of its Stock, and TD F 90-22.1, Report of Foreign Bank and Financial Accounts (collectively the "Tax Filings") on or prior to the Closing Date, and in any case prior to any date that would cause any of the Parent's to incur any increased penalties or risk thereof.

4.4  No Solicitation.

          (a) Neither the Parent or the Company shall directly or indirectly(i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Company or Parent to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction, it being understood and agreed that informing any Person as to the existence of this provision in response to any unsolicited Acquisition Proposal, proposal or inquiry shall not constitute or be deemed to be a violation of the foregoing. (b) The Company and the Parent shall promptly advise the other orally (within 24 hours) and in writing (within 48 hours) of any Acquisition Proposal, any inquiry or indication of interest that could lead to an Acquisition Proposal or any request for nonpublic information relating to the Company or the Parent (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company and the Parent shall keep the other reasonably informed in all material respects with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

          (b) The Company and the Parent shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.



                 SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1  Registration Statement; Joint Proxy Statement.

          (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement/Prospectus and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent's stockholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's shareholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Company's and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Company's occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company.

          (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Shareholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

5.2  Company Shareholders' Meeting.

          (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement (the "Company Shareholders' Meeting"). The Company Shareholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Shareholders' Meeting are solicited in compliance with all applicable Legal Requirements.

          (b) The Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company's shareholders vote to adopt this Agreement at the Company Shareholders' Meeting (the recommendation of the Company's board of directors that the Company's shareholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

5.3  Parent Stockholders' Meeting.

          (a) Parent shall take all action necessary to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable after this Agreement shall have been duly adopted by the Company's shareholders at the Company Shareholders' Meeting. Parent shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

          (b) The Joint Proxy Statement shall include a statement to the effect that the board of directors of Parent recommends that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger (the recommendation of Parent's board of directors that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger being referred to as the "Parent Board Recommendation"); and (ii) the Parent Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the board of directors of Parent or any committee thereof to withdraw or modify the Parent Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

          5.4 Regulatory Approvals. Each party shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body.

5.5  Indemnification of Officers and Directors.

          (a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "Indemnified Persons") for their acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws (as in effect as of the date of this Agreement), as provided in the Company's Articles of Incorporation as of the date of this Agreement, pursuant to the NGCL, or in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement) in the forms listed in Part 5.6 of the Company Disclosure Schedule, shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent permitted by Nevada law for a period of six years from the Effective Time.

           (b) This Section 5.5 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties, and the provisions of this Section 5.5 shall survive the consummation of the Merger as set forth herein and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties (and their respective heirs and representatives) shall be entitled to enforce the covenants contained in this Section 5.5. Parent shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 5.5.

5.6  Additional Agreements.

          (a) Subject to Section 5.7(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 5.7(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Company's to dispose of any assets;

(ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Company's to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property or Intellectual Property Right, or to commit to cause any of the Company's to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Company's to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Company's, or (vi) to contest any Legal Proceeding relating to the Merger if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

5.7 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing Parent and Merger Sub, the Company shall not, and shall not permit any of their respective Subsidiaries or Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other parties hereto shall have approved such disclosure or (b) the Company or Parent (as the case may be) shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

5.8 Affiliate Agreements. The Company shall use all reasonable efforts to cause each Person identified in Part 2.20 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Joint Proxy Statement/Prospectus to the Company's shareholders, an Affiliate Agreement in the form of EXHIBIT C. Neither Parent nor the Company shall register, or allow its transfer agent to register, on its books any transfer of any shares of Parent Common Stock or Company Common Stock of any "affiliate" of the Company who has not provided a signed Affiliate Agreement in accordance with this
Section 5.9.

5.9 Letter of the Company's Accountants. The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of its accountants, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

5.10 Resignation of Officers and Directors. The Company and Parent shall use all reasonable efforts to obtain and deliver on or prior to the Closing the resignation of each officer and director of the Company and Parent. Company and Parent shall use all reasonable efforts to insure the appointment of officers post-Merger as agreed to and included herein on Exhibit B. During the Pre-Closing period, neither the Company nor the Parent shall extend any existing employment agreements or enter into any new employment agreements without prior notice to the other.

5.11 Listing. Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing on the OTC Bulletin Board System.

5.12 Board of Directors. Prior to the Effective Time, Parent shall use all reasonable efforts to cause the board of directors of Parent to consist, as of the Effective Time, of the persons nominated by mutual agreement of the Parent and the Company as included herein on Exhibit B. Company shall nominate three directors and Parent shall nominate two directors.

5.13 Fundraising Prior to Closing. Prior to the Effective Time, Parent agrees it will share funds raised through private placement activities with Company based on the following conditions:

         (a) Company shall receive 50% of the proceeds;

         (b) For funds received, Company shall issue Parent restricted shares of Company's restricted common stock valued at a 25% discount to the closing market price on the date of funds being transferred, provided Company has shares available within its unissued but authorized capital. For funds received if Company does not have sufficient authorized capital, Company will issue Parent a promissory note.

         (c) As part of its subscription documentation, Parent shall obtain a signed letter from each investor acknowledging that the use of proceeds from an investment in Parent may be used in part to assist Company in its submission to the United States FDA.

         (d) Company will provide current financial information to Parent; and

         (e) Company will provide Parent with a letter describing its intended use of proceeds for funds to be received.

5.14 Mutual Consent for Equity Issuances. During the period between the signing of this Agreement and the Effective Time, Parent and Company agree that all equity issuances of stock by either company shall require the prior notification to and consent of the other company, which consent shall not be unreasonably withheld.



     SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

6.1  Accuracy of Representations.

          (a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse

Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

          (b) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on the Company's; provided, however that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

6.2 Performance of Covenants. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

6.4  Stockholder Approval.

          (a) This Agreement shall have been duly adopted by the Required Company Shareholder Vote.

          (b) The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

6.5 Consents. The Consents to the Merger and the other transactions contemplated hereby identified in Part 6.5 of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

6.6 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of EXHIBIT C, executed by each Person who could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company;

          (b) a letter from its accountants, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 5.11;

          (c) a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4(a), 6.5, 6.6(a), 6.7, 6.8, 6.11, 6.12, and 6.13
have been duly satisfied

          (d) each of the consents to assignment identified on Schedule 6.5 to the Disclosure Schedule; and

          (e) the written resignations of all officers and directors of the Company, effective as of the Effective Time.

6.7 Employees. Each of the individuals identified on Schedule 6.7 shall have agreed to be employed by the Company and none of them shall have expressed an intention to terminate their employment with the Company or to decline to accept employment with Parent; provided that Parent has not changed the terms of such individual's employment in a manner materially different than the terms set forth in their employment agreement with Parent dated as of the date hereof without the consent of such individual.

6.8 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company's, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Company's.

6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

6.10 No Governmental Litigation. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of the Company's any damages or other relief that may be material to Parent or the Company's; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (d) that could materially and adversely affect the right of Parent or any of the Company's to own the assets or operate the business of the Company's; or (e) seeking to compel any of the Company's, Parent or any Subsidiary of Parent, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

6.11 No Other Litigation. There shall not be pending any Legal Proceeding first arising after the date of this Agreement in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that could have a Material Adverse Effect on the Company's or a Material Adverse Effect on Parent:
(a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of the Company's, any damages or other relief that may be material to Parent or the

Company's; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Company's; (d) that would materially and adversely affect the right of Parent or any of the Company's to own the assets or operate the business of any of the Company's; or
(e) seeking to compel the Company and Parent or either to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

6.12 Dissenters' Rights. The holders of not more than twenty (20%) of the outstanding Company Common Stock shall be eligible to demand and perfect dissenters rights in accordance with the NGCL.

6.13 Tax Filings. The Company shall have filed all of the Tax Filings in the time periods prescribed by Section 4.2(d).

          SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

7.1  Accuracy of Representations.

          (a) The representations and warranties of Parent contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

          (b) The representations and warranties of Parent contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Effectiveness of Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement.

7.4  Stockholder Approval.

          (a) This Agreement shall have been duly adopted by the Required Company Shareholder Vote.

          (b) The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

7.5 Documents. The Company shall have received a certificate executed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer, confirming that conditions set forth in Sections 7.1, 7.2, 7.3(b) and 7.2, 7.3, 7.4 has been duly satisfied.

7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

                             SECTION 8. TERMINATION

8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company's shareholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders):

          (a) by mutual written consent of Parent and the Company;

           (b) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

 8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

                       SECTION 9. MISCELLANEOUS PROVISIONS

          9.1 Fees and expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (other than Termination Fees detailed in Section 8.3 above) shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share on a 50%/50% pro rata basis, respectively, all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus and any amendments or supplements thereto and each party shall be responsible for any fees and expenses it incurs in connection with the filing of its premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation;

           9.2  Amendment and Waiver.

         (a) This Agreement may be amended with the mutual approval of the respective boards of directors of the Company and Parent at any time (whether before or after adoption of this Agreement by the Company's shareholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); provided, however, that (i) after any such adoption of this Agreement by the Company's shareholders, no amendment shall be made which by law requires further approval of the shareholders of the Company without the further approval of such shareholders, and (ii) after any such approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

9.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Nevada; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Nevada; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

9.6 Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in
Section 2. The Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3.

9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the assigning party's rights hereunder may be assigned without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights by such assigning party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever.

9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


                if to Parent or Merger Sub:

                Applied Nanoscience, Inc.
                1902 Wright Place  Suite 200
                Carlsbad, CA  92008

                Attn: Thomas Allen

                with a copy to:
                Ronald J. Stauber, Inc.
                1880 Century Park East
                Suite 300
                Los Angeles, CA 90067
                if to the Company:

                Emergency Filtration Products, Inc.

                452 E Silverado Ranch Blvd., #1
                Las Vegas, NV 89183-6207

                with a copy to:

                John Thompson
                1371 East 2100 South
                Suite 202
                Salt Lake City, UT 84108


9.10 Cooperation. The Company and Parent each agree to cooperate fully with the other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.12  Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

          (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                               APPLIED NANOSCIENCE INC.


Date: July 14, 2008            By: /s/
                                   _____________________________________________
                                   Name:  Thomas Allen
                                   Title: President and Chief Executive Officer


                               APPLIED ACQUISITION SUB, INC.


Date: July 14, 2008            By: /s/
                                   _____________________________________________
                                   Name: Thomas Allen
                                    Title: President and Chief Executive Officer


                                  EMERGENCY FILTRATION PRODUCTS, INC.


Date: July 14, 2008            By: /s/
                                   _____________________________________________
                                   Name: Phillip Dascher
                                   Title: President and Chief Executive Officer

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

For purposes of the Agreement (including this EXHIBIT A):

Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any asset of the Company is or may become bound or under which any of the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

Acquisition Proposal. "Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.

Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

          (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent corporation and in which the shareholders of the Company immediately preceding such transaction hold less than 80% of the outstanding securities of any class of voting securities of the surviving or resulting entity of such transaction, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company, or
(iii) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company;

          (b) any sale, lease, exchange, transfer, license, acquisition by a third party or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of the Company; or

          (c) any liquidation or dissolution of the Company.

Affiliated Group. "Affiliated Group" any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of any applicable Legal Requirements.

Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this EXHIBIT A is attached, as it may be amended from time to time.

Company Affiliate. "Company Affiliate" shall mean any Person under common control with the Company within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

Company Common Stock. "Company Common Stock" shall mean the Common Stock, $.00l par value per share, of the Company.

Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

Company Employee. "Company Employee" shall mean any current or former employee (if terminated within the five (5) year period prior to the Closing), independent contractor or director of the Company or any Company Affiliate.

Company Employee Agreement. "Company Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between the Company or any Company Affiliate and any Company Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Company Employee which is terminable "at will" without any obligation on the part of the applicable Company or any Company Affiliate to make any payments or provide any benefits in connection with such termination.

Company Employee Plan. "Company Employee Plan" shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Company Affiliate for the benefit of any Company Employee, or with respect to which the Company or any Company Affiliate has or may have any liability or obligation, except such definition shall not include any Company Employee Agreement.

Company Pension Plan. "Company Pension Plan" shall mean each Company Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

Company Privacy Policy. "Company Privacy Policy" shall mean each external or internal, past or present privacy policy of any of the Company's, including any policy relating to (i) the privacy of users of the Company Products or of any Company Website, (ii) the collection, storage, disclosure, and transfer of any User Data or Personal Data, and (iii) any employee information.

Company Product. "Company Product" shall mean any product or service designed, developed to the point of a marketing requirements document, prototype, or alpha version, manufactured, marketed, distributed, provided, licensed, or sold at any time by the Company from and after January 1, 2002.

Company Unaudited Interim Balance Sheet. "Company Unaudited Interim Balance Sheet" shall mean the unaudited balance sheet of the Company consolidated Subsidiaries as of June 30, 2008.

Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Form S-4 Registration Statement. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

Intellectual Property. "Intellectual Property" shall mean algorithms, application programmers' interfaces (APIs), apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data and results from simulations or tests, design rules, diagrams, formulae, GDSII files, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, simulation methods or techniques, specifications, software, software code (in any form, including source code and executable or object code), software development tools, subroutines, techniques, test vectors, user interfaces, uniform resource locators (URLs), web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights. "Intellectual Property Rights" shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

IRS. "IRS" shall mean the United States Internal Revenue Service.

Joint Proxy Statement/Prospectus. "Joint Proxy Statement/Prospectus" shall mean the joint proxy statement/prospectus to be sent to the Company's shareholders in connection with the Company Shareholders' Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

Knowledge. "Knowledge" of an Entity shall mean actual Knowledge of one or more executive officers or directors of such Entity, or the Knowledge that any of such persons could reasonably be expected to have after a reasonable investigation of the matter in question.

Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD or the Nasdaq Global Market).

Material Adverse Effect. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that constitute exceptions to the representations and warranties of the Company set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Company taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties of Parent set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its Subsidiaries taken as a whole, or (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement. Notwithstanding the foregoing, (A) conditions affecting the industries in which the Parent or Company participate, the United States economy as a whole or foreign economies in any locations where the Company has material operations or sales (which effects, in each case, do not disproportionately affect the Company, as the case may be), (B) any failure by Parent or the Company to meet any projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date hereof in and of itself (for the avoidance of doubt, this clause (B) shall not preclude Parent or the Company, as applicable, from taking the underlying cause of any such failure into account in determining whether there has been or will be a Material Adverse Effect), (C) any change in GAAP after the date hereof, (D) any attack on, or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, or any declaration of war by the United States Congress and (E) a decline in Parent's or Company's stock price shall not, in and of themselves, be deemed to constitute a Material Adverse Effect in any event.

Parent Acquisition Transaction. "Parent Acquisition Transaction" shall mean any transaction or series of transactions involving:

          (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction in which Parent is a constituent corporation and in which the shareholders of Parent immediately preceding such transaction hold less than a majority of equity interest in the surviving or resulting entity of such transaction;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for more than a majority of the consolidated net revenues, net income or assets of any of Parent; or

          (c) any liquidation or dissolution of Parent.

Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $0.001 par value per share, of Parent.

Parent Disclosure Schedule. "Parent Disclosure Schedule" shall mean the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by Parent to the Company on the date of this Agreement and signed by the President of Parent.


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Parent Employee Agreement. "Parent Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between Parent, any of its Subsidiaries or any Parent Affiliate and any Parent Employee, other than any such management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract with a Parent employee which is terminable "at will" without any obligation on the part of the Parent, any of its Subsidiaries or any Parent Affiliate, as applicable, to make any payments or provide any benefits in connection with such termination.

Parent Employee Plan. "Parent Employee Plan" shall mean any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by Parent, any of its Subsidiaries or any Parent Affiliate for the benefit of any Parent Employee, or with respect to which Parent, any of its Subsidiaries or any Parent Affiliate has or may have any liability or obligation, except such definition shall not include any Parent Employee Agreement.

Parent Unaudited Interim Balance Sheet. "Parent Unaudited Interim Balance Sheet" shall mean the unaudited balance sheet of Parent as of June 30, 2008.

Permitted Encumbrances. "Permitted Encumbrances" means (a) any lien for current taxes not yet due and payable, (b) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Company's, (c) liens for Taxes not yet delinquent, (d) required third party consents which are disclosed herein, (e) encumbrances imposed or promulgated by Legal Requirements with respect to real property and improvements, including zoning regulations; (f) Encumbrances disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered to Parent); and (g) mechanics', carriers', workmen's, repairmen's and similar Encumbrances incurred in the ordinary course of business.

Person. "Person" shall mean any individual, Entity or Governmental Body.

Personal Data. "Personal Data" shall mean a natural person's name, street address, telephone number, e-mail address, photograph, social security number, driver's license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person.

Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

SEC. "SEC" shall mean the United States Securities and Exchange Commission.

Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities of or other interests in such Entity that is


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sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.




















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                                    EXHIBIT B

                 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

                                    DIRECTORS
                             William Rueckert - EFP
                               Raymond Yuan - EFP
                                David Bloom - EFP
                             Thomas Glenndahl - ANI
                             Michael Hertzberg - ANI

                                    OFFICERS
                    Philip Dascher - Chief Executive Officer
                            Thomas Allen - President
                   To be determined - Chief Financial Officer





















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                                    EXHIBIT C

                           FORM OF AFFILIATE AGREEMENT


I, ________________, am an affiliate of [Company][Parent]. I am providing this document in connection with the proposed merger between the Company, Merger Sub and Parent. I understand that as an affiliate of ___________, all shares of stock in Parent that I may be issued in connection with the merger, as well as all shares of stock in Parent that I currently hold, either of record or beneficially, will bear a restricted legend on each certificate and/or will be subject to a "restricted" notation in the transfer records of Parent's transfer agent. Such restricted shares may only be sold or transferred in reliance on available exemptions under the securities laws of the United States, and any such sales or transfers may require obtaining a legal opinion.

Dated: _____________________

_____________________________
(Signature)

_____________________________
(Print name)














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